Exhibit (a)(81)

VOYA EQUITY TRUST

Amended Establishment and Designation and Amended Certificate of

Establishment and Designation of Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: January 12, 2018

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article V, Section 5.13 and Article VIII, Section 8.3 of the Trust’s Declaration of Trust, hereby amend the Establishment and Designation and the Certificate of Establishment and Designation of Series and Classes to establish Class P3 shares for Voya Large-Cap Growth Fund, Voya Large Cap Value Fund, Voya MidCap Opportunities Fund, Voya Multi-Manager Mid Cap Value Fund, Voya Real Estate Fund, Voya SmallCap Opportunities Fund, and Voya SMID Cap Growth Fund, as follows:

A.                                    Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes with respect to Voya Large-Cap Growth Fund, dated July 10, 2002, as amended January 26, 2009, September 30, 2009, December 7, 2009, July 1, 2001, May 1, 2014, April 24, 2015, October 23, 2015, March 3, 2017, and May 8, 2017, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya Large-Cap Growth Fund.  The Classes of the Fund shall be designated as follows:

Voya Large-Cap Growth Fund Class A:

Voya Large-Cap Growth Fund Class C:

Voya Large-Cap Growth Fund Class I:

Voya Large-Cap Growth Fund Class P3:

Voya Large-Cap Growth Fund Class R:

Voya Large-Cap Growth Fund Class R6:

Voya Large-Cap Growth Fund Class T; and

Voya Large-Cap Growth Fund Class W

B.                                    Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya Large Cap Value Fund, dated November 19, 2007, as amended June 1, 2009, July 1, 2011, May 18, 2012, January 9, 2013, May 22, 2013, May 1, 2014, March 3, 2017, and May 8, 2017, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya Large Cap Value Fund.  The Classes thereof shall be designated as follows:

Voya Large Cap Value Fund Class A

Voya Large Cap Value Fund Class C

Voya Large Cap Value Fund Class I

Voya Large Cap Value Fund Class O

Voya Large Cap Value Fund Class P3

Voya Large Cap Value Fund Class R

Voya Large Cap Value Fund Class R6

Voya Large Cap Value Fund Class T

Voya Large Cap Value Fund Class W

C.                                    Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya MidCap Opportunities Fund, dated July 29, 1998, as amended November 1, 1999, November 16, 1999, February 20, 2002, May 30, 2008, June 1, 2009, December 7, 2009, July 1, 2011, May 22, 2013, and May 1, 2014, March 3, 2017, and May 8, 2017, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya MidCap Opportunities Fund.  The Classes thereof shall be designated as follows:  Voya MidCap Opportunities Fund Class A, Voya MidCap Opportunities Fund Class C, Voya MidCap Opportunities Fund Class I, Voya MidCap Opportunities Fund Class O, Voya MidCap Opportunities Fund Class P3, Voya MidCap Opportunities Fund Class R, Voya MidCap Opportunities Fund Class R6, Voya MidCap Opportunities Fund Class T, and Voya MidCap Opportunities Fund Class W.

D.                                    Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya Multi-Manager Mid Cap Value Fund, dated July 15, 2011, as amended May 1, 2014, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya Multi-Manager Mid Cap Value Fund.  The Classes thereof shall be designated as follows:

Voya Multi-Manager Mid Cap Value Fund Class I

Voya Multi-Manager Mid Cap Value Fund Class P3

E.                                     Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya Real Estate Fund, dated July 11, 2002, as amended June 15, 2004, November 19, 2007, December 7, 2009, July 1, 2011, May 1, 2014, June 11, 2014, March 3, 2017, and May 8, 2017, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya Real Estate Fund.  The Classes thereof shall be designated as follows:  Voya Real Estate Fund Class A, Voya Real Estate Fund Class C, Voya Real Estate Fund Class I, Voya Real Estate Fund Class O, Voya Real Estate Fund Class P3, Voya Real Estate Fund Class R, Voya Real Estate Fund Class R6, Voya Real Estate Fund Class T, and Voya Real Estate Fund Class W.

F.                                      Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes with respect to Voya SmallCap Opportunities Fund, dated July 10, 2002, as amended November 19, 2007, December 7, 2009, July 1, 2011, May 22, 2013, May 1, 2014, March 1, 2017, March 3, 2017, and May 8, 2017, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya SmallCap Opportunities Fund.  The Classes of the Fund shall be designated as follows:

Voya SmallCap Opportunities Fund Class A;

Voya SmallCap Opportunities Fund Class C;

Voya SmallCap Opportunities Fund Class I;

Voya SmallCap Opportunities Fund Class P3;

Voya SmallCap Opportunities Fund Class R;

Voya SmallCap Opportunities Fund Class R6;

Voya SmallCap Opportunities Fund Class T; and

Voya SmallCap Opportunities Fund Class W

G.                                    Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya SMID Cap Growth Fund, dated November 22, 2016, as amended March 3, 2017, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya SMID Cap Growth Fund.  The Classes thereof shall be designated as follows:

Voya SMID Cap Growth Fund Class A

Voya SMID Cap Growth Fund Class I

Voya SMID Cap Growth Fund Class P3

Voya SMID Cap Growth Fund Class R6

Voya SMID Cap Growth Fund Class T

Remainder of this page intentionally left blank

IN WITNESS WHEREOF, the undersigned have signed this Amended Establishment and Designation and Amended Certificate of Establishment and Designation of Series and Classes.

Dated: January 11, 2018

/s/ Colleen D. Baldwin	/s/ Shaun P. Mathews
Colleen D. Baldwin, as Trustee	Shaun P. Mathews, as Trustee

/s/ John V. Boyer	/s/ Joseph E. Obermeyer
John V. Boyer, as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Patricia W. Chadwick	/s/ Sheryl K. Pressler
Patricia W. Chadwick, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Martin J. Gavin	/s/ Christopher P. Sullivan
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee

/s/ Russell H. Jones	/s/ Roger B. Vincent
Russell H. Jones, as Trustee	Roger B. Vincent, as Trustee

/s/ Patrick W. Kenny
Patrick W. Kenny, as Trustee